SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 27, 2002

                           CIRCLE GROUP INTERNET INC.
             (Exact name of registrant as specified in its charter)



           ILLINOIS                                  000-27841                             36-4197173
 (State or other jurisdiction                 (Commission File Number)                    (IRS Employer
     of incorporation)                                                                Identification Number)


                1011 CAMPUS DRIVE                                                              60060
                MUNDELEIN, ILINOIS                                                          (Zip Code)
        (Address of principal executive
                    offices)




        Registrants telephone number, including area code: (847) 549-6002

                                 Not Applicable
          (Former name or former address, if changed since last report)



================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On August 27, 2002, Circle Group Internet Inc. ("CIRCLE"), acquired 100 percent of the outstanding capital stock of Fiber-Gel Technologies, Inc. ("FGTI"), a wholly-owned subsidiary of UTEK Corporation ("UTEK") pursuant to the terms of an Agreement and Plan of Acquisition (the "Acquisition Agreement") between CIRCLE, FGTI and UTEK.

Under the terms of the Acquisition Agreement, which is filed herewith as Exhibit
2.1 and is incorporated herein by reference, CIRCLE purchased 1000 shares of FGTI's capital stock from UTEK in exchange for an aggregate of 2,800,000 unregistered shares of CIRCLE's common stock (the "Common Stock") and a warrant to purchase 500,000 shares of CIRCLE Common Stock at $0.36 exercisable within 36 months of the execution of the Acquisition Agreement.

The transaction will be accounted for utilizing the purchase method and is intended to qualify, for federal income tax purposes, within the meaning of
Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

CIRCLE issued a press release announcing the transaction on August 29, 2002, which is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) The financial statements of FGTI will be filed by amendment not later than 60 days from the date hereof.

(b) The pro forma financial information of FGTI will be filed by amendment not later than 60 days from the date hereof.

(c)   Exhibits.

      2.1 Agreement and Plan of Acquisition dated August 27, 2002, by and among Circle Group Internet Inc., UTEK Corporation and Fiber-Gel Technologies, Inc.
      99.1  Press release of Circle Group Internet Inc. dated August 29, 2001.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CIRCLE GROUP INTERNET INC.


Date: September 11, 2002               By: /s/ Arthur C. Tanner
                                           --------------------
                                           Arthur C. Tanner
                                           Chief Financial Officer


================================================================================